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                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Registration Statement (Form S-4) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of $340,000,000 9 7/8% senior subordinated notes.



                                             /s/ Ernst & Young LLP
                                             ------------------------------
                                             ERNST & YOUNG LLP


West Palm Beach, Florida
May 5, 1999